As filed with the Securities and Exchange Commission             on Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A
Amemndment 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN LASER HEALTHCARE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	3845	45-4985655
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

1 Technology Drive, Suite I-807

Irvine, California 92618

(949) 873-8899

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Tony K. Chow

1 Technology Drive, Suite I-807

Irvine, California 92618

(949) 873-8899

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

       of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  X  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

☐

Accelerated filed

☐

Non-accelerated filed

☐

Smaller reporting company

[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

    Proposed                    Proposed

               Amount                 Maximum

           Maximum

                   Amount of

Title of Each Class of                       to be

    Offering Price            Aggregate

                  Registration

Securities to be Registered

               Registered

    Per Unit (1)

           Offering Price

      Fee

------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock held by

Selling Shareholders

3,705,500 shares

$1.00

$3,705,500

$506

(1)

There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 3,705,500 shares of common stock offered by the holders thereof.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to AMERICAN LASER HEALTHCARE CORPORATION’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 2, 2013 (the “Form S-1”), is solely to furnish Exhibit 101 to the Form S-1 in accordance with Rule 405 of Regulation S-T. Exhibit 101 to this report provides the consolidated financial statements and related notes from the Form S-1 formatted in XBRL (eXtensible Business Reporting Language).

No other changes have been made to the Form S-1. This Amendment No. 1 to the Form S-1 speaks as of the original filing date of the Form S-1, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form S-1.

Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 1, 2013.

AMERICAN LASER HEALTHCARE CORPORATION

By:

/s/ David A. Janisch

Title: Chief Executive Officer (Principal Executive Officer)

By:

/s/ Tony K. Chow

Title: Chief Financial Officer (Principal Financial Officer)

By:

/s/ Tony K. Chow

Title: Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature

Capacity

Date

/s/ David A. Janisch

Director

July 10, 2013

/s/ James Djen

Director

July 10, 2013

/s/ Theresa Quach

Director

July 10, 2013

/s/ Bia Mac

Director

July 10, 2013

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